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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                      THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 4, 1997
(March 21, 1997)
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                       DIAGNOSTIC HEALTH SERVICES, INC.

   Delaware                0-21758             22-2960048
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(State or other       (Commission File     (IRS Employer ID
 jurisdiction of            No.)                No.)
 incorporation)


            2777 Stemmons Freeway, Suite 1525, Dallas, Texas  75207
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                    (Address of principal executive offices)


                                 (214) 634-0403
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               Registrant's telephone number, including area code


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         (Former name or former address, if changed since last report)

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Item 2.     Acquisition or Disposition of Assets.
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     On March 21, 1997 (effective as of March 1, 1997), Diagnostic Health
Services, Inc. (the "Company"), through its second-tier wholly-owned subsidiary, SoCal Diagnostic Services, Inc. ("SoCal"), purchased substantially all of the operating assets (exclusive of cash) of the ultrasound division of Diagnostic Imaging Services, Inc., a California corporation (the "Seller"). The acquired business (the "Business") consists primarily of providing hospital-based and mobile non-invasive ultrasound and other diagnostic testing services to the acute and post-acute care industry and primary care physicians in the greater Los Angeles and San Diego, California metropolitan areas and in counties adjacent thereto.

     The purchase included $6,519,475 of various assets (including goodwill), including approximately $2,579,158 of equipment, furniture and fixtures, $8,590 of security deposits, and $3,931,721 of goodwill. The purchase price paid to the Seller was $6,519,475 (subject to post-closing adjustment), which was paid entirely in cash. In addition, SoCal assumed capital lease obligations, financing agreements and other commitments in respect of fixed assets of the Business in the aggregate principal amount of $1,519,261. The amount of consideration paid in the transaction was based upon management's estimates of the future earning capacity of the Business under the Company's ownership and management, anticipated reductions of overhead expenses in the Business through elimination of duplicative administrative functions, and anticipated efficiencies and economies to be achieved by further absorption of existing overhead and fixed costs of the Company's operations.

     In addition to the foregoing purchase price, the Company agreed that, in the event that, on or before September 21, 1997, SoCal or any subsidiary of SoCal enters into a binding agreement to provide ultrasound and non-invasive cardiovascular procedures to a certain customer (the "Customer Agreement"), the Company will issue to the Seller, within 30 days after the execution and delivery of the Customer Agreement, a warrant to purchase a number of shares of common stock of the Company equal to 10% of the number of dollars that the parties agree in good faith to be the estimated gross revenues to be received by SoCal and/or its subsidiaries under the Customer Agreement during the first twelve months of such agreement. The number of shares covered by such warrant will be subject to adjustment to reflect the extent by which the actual gross revenues received during the first twelve months of the Customer Agreement are greater or less than the estimated gross revenues utilized to calculate the number of shares initially covered by the warrant. The exercise price under any such warrant would be equal to the last reported sale price of the Company's common stock on the date on which the Customer Agreement is fully executed and delivered.

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     The Company intends to continue the Business in substantially the manner heretofore conducted, utilizing the assets (including furniture, equipment and leasehold improvements) acquired in the transaction, as well as additional equipment and working capital to be provided by the Company from time to time in its discretion.

     As part of the acquisition, the Company and SoCal obtained a 10-year non-competition agreement, pursuant to which the Seller and its controlling corporate stockholders have agreed not to engage or participate in any ultrasound diagnostic imaging business which is located or operating, or servicing clients or customers located, in any of the Counties of Los Angeles, Santa Barbara, Orange, Ventura, San Bernardino, Kern and San Diego, California (the "Territory"), except that the Seller and its affiliates are permitted to continue the operation of their existing imaging facilities (including the rendering of ultrasound diagnostic testing services) in the Territory, and/or perform such ultrasound services at any other location if the provision of such services is ancillary to other diagnostic imaging services provided under a written contract which the Seller or its affiliate could not reasonably have obtained without agreeing to provide ultrasound services as part of such contract. In consideration of such non-competition agreement, SoCal paid, at the time of closing, the aggregate cash sum of $1,000,000 to the Seller and its ultimate corporate parent.

     The funds utilized to pay the purchase price were obtained (i) as to $5,500,000, by means of borrowing such amount under the Company's existing acquisition term loan facility with Texas Commerce Bank National Association ("TCB"), and (ii) as to the balance thereof, from the Company's cash on hand.

     Simultaneously with the closing of these transactions, the Company's wholly-owned subsidiary, DHS Management Services, Inc., received a written option, exercisable through April 30, 1997 (or later by mutual agreement of the parties), to acquire from the Seller four magnetic resonance imaging ("MRI") centers currently operated by the Seller in southern California, for an aggregate purchase price of $13,500,000 (including the amount of all assumed capital lease obligations, financing agreements and other liabilities relating to the assets of the MRI centers). The transaction would also include a supplemental non-competition agreement from the parent entities of the Seller, for which an additional $1,000,000 payment would be made at the time of closing. The Company has engaged Prudential Securities, Inc. as financial advisor and placement agent in connection with a proposed private placement of $20,000,000 of senior subordinated promissory notes of the Company, the net proceeds of which would be utilized to complete the acquisition of these MRI centers, to repay certain debt (including the $5,500,000 advance from TCB described in the

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immediately preceding paragraph), to pay closing costs in connection with these transactions, and for working capital.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.
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(a)  Financial Statements:  [to be filed by Amendment].

(b)  Pro forma financial information:  [to be filed by Amendment].

(c)  The following Exhibits are filed as part of this Form 8-K:

     1. Asset Purchase Agreement, dated March 21, 1997 (but as of an effective date of March 1, 1997), by and among the Company, SoCal, the Seller and Diagnostic Imaging Services, Inc. (a Delaware corporation).

     2.   Consent of Simonton, Kutac & Barnidge, L.L.P. [to be     filed by
Amendment].

     It is impractical to provide the financial statements and pro forma financial information referred to in subparagraphs (a) and (b) and the consent referred to in item 3 of subparagraph (c) of this Item 7. It is anticipated that such items and information will be filed by Amendment to this Form 8-K on or before June 4, 1997.

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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                    DIAGNOSTIC HEALTH SERVICES, INC.
                                           (Registrant)



Dated:    April 4, 1997             By:   /s/ Max W. Batzer
      ---------------------            ----------------------------
                                        Max W. Batzer, Chairman and
                                         Chief Executive Officer

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